[*] = Certain confidential information contained in this document, marked by brackets, is omitted because it is not material and would be competitively harmful if publicly disclosed.

Exhibit 10.2

AMENDMENT AGREEMENT

SYNDAX PHARMACEUTICALS INC

35 Gatehouse Drive

Building D, Floor 3

Waltham,

Massachusetts 02451, USA

Attention: President

3rd July 2019

Dear Sirs

LICENSE AGREEMENT BETWEEN UCB BIOPHARMA SPRL (“UCB”) AND SYNDAX PHARMACEUTICALS INC (“Syndax”) DATED 1 JULY 2016 (“Agreement”)

We refer to the Agreement entered into by UCB and Syndax under which UCB granted Syndax certain license rights to develop and commercialize products containing UCB6352 (now referred to by Syndax as SNDX6352).

To the extent not explicitly defined herein, capitalised terms used in this Amendment Agreement (this “Amendment”) shall have the same meaning as set forth in the Agreement. Any reference to a Section shall be to a section of the Agreement, unless expressly specified otherwise.

Background

Syndax has requested an extension of the deadline by when clinical development of the Compound [*] shall commence (as set forth in Section 6.3.2), and UCB is prepared to agree to such an extension on a one-off basis on certain terms and conditions. The Parties therefore wish to record the terms and conditions on which such extension shall be granted by UCB in the form of this Amendment in accordance with Section 12.6.

Variation

In consideration of the mutual promises set out in this Amendment, and with effect from 30th June 2019, the Parties agree to amend the Agreement as follows:

1.1.	Section 6.3.2 shall be deleted in its entirety and replaced with the following:

“Commence clinical development of the Compound [*] from the Effective Date;”

1.2.	A new Section 6.8 shall be inserted after Section 6.7:

“Right to Extend. Without prejudice to Section 6.4 (Right to Terminate), the Company may request an extension of the [*] set forth in Section 6.3.2 (“[*]”), subject to the prior written consent of UCB. In the event that an extension is approved by UCB beyond the [*], interest shall be payable by the Company at the same time as, and on the full value of, [*] (as described in Section 4.2), such interest to be calculated at the rate set forth in Section 4.12 as accrued from the date of the [*] until the date of payment of such [*] by the Company.”

Miscellaneous

This Amendment, together with the Agreement, constitutes the entire agreement between the Parties with respect to the subject matter contained therein, and together, supersedes and replaces any and all prior and contemporaneous understandings, arrangements and agreements, whether written or oral, with respect to the subject matter.

This Amendment Agreement constitutes Confidential Information of both Parties, governed by the terms of the Agreement.

Except as otherwise expressly stated herein, all terms and conditions of the Agreement shall remain unchanged and in full force and effect.

This Amendment may be executed in any number of counterparts and by the Parties on separate counterparts, each of which is an original but all of which together constitute one and the same instrument. Electronically executed or electronically transmitted signatures (including via fax or by email in “.pdf” format) shall have the full force and effect of original signatures.

This Amendment and any non-contractual obligations arising in connection with it shall be governed and construed in accordance with the laws of the State of New York, without regard to its conflict of law principles.

Please acknowledge receipt of this Amendment and confirm your acceptance of its contents by signing and returning to us the enclosed duplicate of this Amendment.

Yours sincerely

UCB BIOPHARMA SPRL

Signed: /s/ [*]

Name: [*]

Title: [*]

Acknowledgement and Agreement

Receipt of this Amendment is acknowledged by us and we hereby agree to the terms of the Amendment in accordance with the terms set out above.

For and on behalf of

SYNDAX PHARMACEUTICALS INC

Name: /s/ Luke J. Albrecht

Title: General Counsel

Date: July 9, 2019

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